Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made and entered into as of October 20, 2023, with an “Effective Date” of January 01, 2024), by and between SAFE AND GREEN DEVELOPMENT CORPORATION, a Delaware corporation (the “Company”) and WILLIAM ROGERS, an individual (the “Consultant”).

WHEREAS, Company desires to engage Consultant to provide advisory and consulting services to the Company to assist with the Company’s facility development projects;

WHEREAS, Consultant desires to be so engaged by Company;

WHEREAS, the Parties desire to set forth their respective rights and obligations;

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article 1

SERVICES

1.1	Services to be Provided by Consultant

During the Term, as defined in Article 3.1 below, Consultant shall provide advisory and consulting services to the Company as a as more fully set forth below (collectively, the “Services”). As consideration for Consultant’s Services, the Company shall pay Consultant the Fees as set forth in Article 2. Consultant shall have authority to determine the manner and form for the performance of the Services. Consultant shall report to the Company’s CEO, David Villarreal and or mutually agreed upon designee.

(a)	Advisory Services. Consultant will provide advisory and consulting services for the construction of the Company’s operational facility projects, at the direction of the CEO of S.G. DevCo and or a mutually agreed upon designee. Consultant shall have authority to determine the manner and the form for performing the Services, provided, however, that Consultant may be required to adhere to set requirements as reasonably required by the Company, including as to time and location for performing the Services. Consultant shall provide Consultant’s own tools, instruments and equipment and place of performing the services although the services, may, as deemed necessary by the Company, be performed at the Company’s facilities. The Company shall, however, have general power over final acceptance of Consultant’s work and has the right to expect complete, competent, accurate, satisfactory, ethical, legal, and timely performance by Consultant.

1.2	Relationship of the Parties

Company and Consultant hereby acknowledge as follows:

(a)	Consultant is an independent contractor of Company, and not an employee, agent, co- venturer, partner, principal, or representative of Company. Consultant shall at all times disclose that he/she is an independent contractor of Company and shall not represent to any third party that he/she is an employee, agent, co-venturer, partner, principal, or representative of Company other than as expressly authorized by Company in writing.

(b)	Company shall not provide, nor be obligated to provide, workers’ compensation, disability insurance, Social Security, or unemployment compensation coverage, nor any other statutory benefit to the Consultant. The Consultant shall comply, at its sole expense, with all applicable provisions of workers’ compensation laws, unemployment compensation laws, federal Social Security law, the Fair Labor Standards Act, OSHA regulations, federal, state, and local income tax laws, and all other applicable federal, state and local laws, regulations and codes relating to terms and conditions of employment required to be fulfilled by employers or independent contractors.

Article 2

FEES

2.1	Consulting Fees

During the Term, the Company shall pay to Consultant a monthly fee of FIFTEEN THOUSAND DOLLARS ($15,000) (the “Fees”), payable no later than 15 days after the end of each month. The Fees shall include a maximum of sixty (60) hours of Consultant’s time per month. The Parties agree that Consultant shall be able to invoice the Company for time spent over sixty (60) hours per month providing the Services, at a rate of Two Hundred Fifty Dollars ($250) per hour. If any such additional hours are required, said projected time shall be pre-approved by CEO and shall be invoiced to the Company with a detailed breakdown of Consultant’s time.

2.2	COBRA Expenses

During the Term, the Company shall pay to consultant the requisite per month costs to cover Consultant’s COBRA expenses.

2.3	Stock and Stock Options

Consultant will be entitled to receive, and the Company agrees to issue, subject to approval by the Company’s Board of Directors, and in accordance with the Company’s Stock Incentive Plan, once adopted and ratified by the Company (the “Plan”), grants of restricted shares of common stock (“RSUs”). Consultant’s performance will be reviewed by the Board of Directors on a quarterly basis to determine such grants.

2.4	Expenses

During the Term, the Company shall reimburse Consultant for reasonable and necessary out-of-pocket expenses incurred in Consultant’s performance of the Services, provided, however, that Consultant shall not expend or incur any such expenses, individually or in the aggregate, in excess of Five Hundred Dollars ($500) without the prior written approval of the CEO.

Article 3

TERM AND TERMINATION

3.1	Term

This Agreement shall commence on January 1, 2024, and shall continue for a period of one (1) year (the “Term”). The Agreement will then convert to a rollover annual contract or on a month-to-month basis, as mutually agreed to by the Parties.

3.2	Termination

Either party may terminate this Agreement as follows:

(a)	upon providing ninety (90) days advance notice, after the Effective Date, to the other Party of its intent to terminate;

(b)	immediately, for any material breach or default of this Agreement by the other party which has not been cured within ten (10) days after the delivery of notice thereof to the party alleged to be in breach, specifying with particularity the condition, act, omission, or course of conduct asserted to constitute such breach or default;

(c)	immediately, upon the dissolution, insolvency, or any adjudication in bankruptcy of, or any assignment for the benefit of creditors by the other party or if the other party ceases to conduct business in the ordinary or normal course;

(d)	immediately, if required by law or by any rule, regulation, order, decree, judgment, or other governmental act of any governmental authority; or

(e)	immediately by either party if any party, including any third party, receives notice by any law enforcement agency that any conduct described in this Agreement is in violation of any federal, state, or local law.

3.3	Effect of Termination

Upon termination of this Agreement for any reason, the following provisions shall apply:

(a)	Payment of Fees and Expenses. Company shall be obligated to pay Fees, and approved expense reimbursements accrued up to the date of termination.

(b)	Return of Confidential Information. Upon termination of this Agreement, Consultant shall cease to use all Confidential Information and promptly return to Company (or destroy it, upon request) any documents (whether written or electronic) in its possession or under its control that constitutes Confidential Information.

(c)	Survival. The provisions in Article 5 and Article 6 shall survive the expiration or termination of this Agreement for any reason.

Article 4

REPRESENTATIONS AND WARRANTIES

4.1	Representations of Consultant

Consultant hereby represents and warrants to Company as follows:

(a)	Expertise and Training. Consultant has sufficient expertise, training, and experience to perform and/or accomplish the Services.

(b)	No Act Detrimental to Company. Consultant shall not act in any manner that might damage the business or reputation of Company, including any conduct that is, in Company’s sole discretion, negative, unethical, defamatory, violent, or encouraging acts of violence, degrading, or discriminatory. Consultant agrees not to counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, agent, representative, shareholder, or attorney of the Company, unless under a subpoena or other court order to do so. If Consultant performs acts detrimental to the Company, the Company reserves the right to terminate this Agreement at any time.

(c)	Enforceability. This Agreement has been validly executed and delivered by Consultant and constitute Consultant’s valid and legally binding agreements, enforceable against Consultant in accordance with its terms.

(d)	No Conflict. The execution, delivery, and performance by Consultant of this Agreement does not and will not (i) violate any law, rule, or regulation applicable to Consultant, or (ii) constitute a default under any provisions of any contract to which Consultant is a party or by which Consultant may be bound and which violation or default is reasonably likely to result in an adverse effect on Company.

(e)	Adequate Disclosure. Consultant is not aware of any facts that are particular to the Consultant, or any business owned by Consultant, that Consultant has not disclosed to Company in this Agreement that could have an adverse effect on Company. In addition, no representation or warranty of Consultant contained in this Agreement contains any untrue statement or omits to state any information necessary to make such representation and warranty not misleading.

4.2	Representations of Company

Company hereby represents and warrants to Consultant as follows:

(a)	Organization and Authorization of Agreement. The Company is a Delaware corporation, duly organized and validly existing, and in good standing. The Company has corporate power and authority to enter into this Agreement.

(b)	Enforceability. This Agreement has been validly executed and delivered by Company and constitute Company’s valid and legally binding agreements, enforceable against Company in accordance with its terms.

(c)	No Conflict. The execution, delivery, and performance by Company of this Agreement does not and will not (i) violate any law, rule or regulation applicable to Company, or (ii) constitute a default under any provisions of any contract to which Company is a party or by which Company may be bound and which violation or default is reasonably likely to result in an adverse effect on Consultant.

Article 5

INDEMNIFICATION

5.1	Indemnification by Company

The Company shall defend, indemnify, and hold harmless the Consultant from and against any and all damages, costs, liabilities, and expenses (including attorneys’ fees) incurred by reason of any material breach by Company of any representation, warranty, covenant or agreement under this Agreement.

5.2	Indemnification by Consultant

Consultant shall defend, indemnify and hold harmless the Company and its officers, directors, employees, agents, parent, subsidiaries, and other affiliates, from and against any and all damages, costs, liabilities, and expenses (including attorneys’ fees) incurred by reason of (i) injury to or death of any person or any damage to or loss of property which is due to the grossly negligent or willful acts of Consultant; or (ii) any material breach by Consultant of any representation, warranty, covenant or agreement under this Agreement.

Article 6

RESTRICTIVE COVENANTS

6.1	Non-Solicitation

During the Term and for a period of one (1) year thereafter, Consultant shall not, directly or indirectly, on behalf of himself or any other entity, without the Company’s prior written approval, induce or solicit or attempt to induce or solicit a Company vendor, supplier, or key customer to curtail or restrict its relationship with the Company.

6.2	Confidentiality

The Parties acknowledge that, due to the nature of this Agreement and Consultant’s relationship with Company, Company has disclosed, and will continue to disclose, Confidential Information. Consultant therefore agrees to the following concerning the Confidential Information:

(a)	Protection of Confidential Information. Consultant agrees not to use the Confidential Information for its own or any other use except solely and exclusively as required, necessary and permitted under this Agreement. Such restrictions on the Consultant on the use of the Confidential Information includes, without limitation, a restriction on the Consultant using such Confidential Information to circumvent Company by developing or promoting a business concept, or entering into a business transaction, with any other party, that uses such Confidential Information as the basis for such transaction or concept. Consultant agrees not to alter, modify, disassemble, reverse engineer, or decompile any of the products or other materials provided or obtained by Consultant.

(b)	Non-Disclosure of Confidential Information. Consultant agrees, at all times during and subsequent to the Term, to keep confidential and not disclose the Confidential Information to any third parties or to any of its employees, directors, affiliates, or consultants except its employees, directors, affiliates, or consultants who have a need to know the Confidential Information for accomplishing Consultant’s obligations or intended performance under this Agreement. For purposes of clarification, Consultant shall in all events be responsible to Company for any action or inaction of any third party or any of its employees, directors, affiliates, or consultants to which Consultant has disclosed such Confidential Information that would violate this Agreement. Notwithstanding the foregoing, Consultant may disclose the Confidential Information if, in the opinion of legal counsel, such disclosure is required by law; provided, however, that Consultant will use reasonable efforts to notify Company of the obligation to make such disclosure in advance of the disclosure so that Company will have a reasonable opportunity to object to such disclosure. Consultant agrees that it shall treat the Confidential Information with the same degree of care it accords to its own confidential information of a similar nature; provided that in no event shall Consultant exercise less than reasonable care to protect the Confidential Information. Consultant agrees not to cause the transmission, removal, or transport of tangible embodiments of, or electronic files containing Confidential Information, without the prior written consent of the Company. At no time shall the Consultant, nor the Consultant’s officers, directors, members, agents, contractors, employees, authorized representatives, subsidiaries, affiliates and assigns: (i) reverse engineer or otherwise disassemble the Company Products or processes from the products themselves or from any other information made available to them; or (ii) otherwise use any of the Confidential Information or provided knowledge to support, maintain or otherwise service their products or a third party’s products or services.

(c)	For purposes of this Agreement, “Confidential Information” means any information, whether written, electronic, or oral, which Consultant knows or reasonably should know is proprietary, confidential or a trade secret of Company, including any and all technical or business information, specifications formulas, and design information for the Company’s products, servicing information, customer lists, pricing information, marketing information, policies, procedures, and manuals regarding Company’s distributors or distribution channels, research and development and other proprietary matter relating to the Company’s products or the business of Company. Notwithstanding the foregoing, Confidential Information shall not include information which:

(i)	becomes generally available to the public through no fault of, or breach by, Consultant of any of its obligations of confidence;

(ii)	was known to Consultant prior to receipt from Company on a non-confidential basis and is not subject to another obligation of secrecy and non-use, as documented by written records possessed by Consultant prior to its receipt from Company;

(iii)	is independently developed by Consultant prior to the receipt from Company, as documented by competent evidence possessed by Consultant; or

(iv)	becomes available to Consultant on a non-confidential basis from a source other than Company that is not under other obligations of confidence.

6.3	Remedies

(a)	Reasonable Restrictions. Consultant agrees that the restrictive covenants contained in this Agreement, are necessary for the protection of the Company’s legitimate business and professional duties, ethical obligations and interests, and are reasonable in scope and content. These legitimate business interests include, without limitation, trade secrets (as defined under applicable state law); other valuable confidential business information that may not qualify as trade secrets, but as to which the Company has expended time and money in developing and which is treated as confidential and proprietary; substantial business relationships with existing and prospective customers and clients; customer and client goodwill associated with the Company’s ongoing business and evidenced by the various trademarks, trade names, service marks and trade dress used by the Company or any of its Affiliates in connection with its business; and the extraordinary and specialized training provided by the Company.

(b)	Injunctive Relief. Consultant agrees that Company may, to the extent permitted by applicable law, seek and obtain injunctive relief (without the posting of a bond) against the breach or threatened breach of the restrictive covenants contained in Article 6, as well as all other rights and remedies available at law and equity including, without limitation, the right to be indemnified by Consultant for all claims, damages, actions, and suits whatsoever for breach of the restrictive covenants contained in Article 6. The Parties may also seek compensatory and punitive damages from for any material breach of this Agreement to the extent permitted by applicable law.

Article 7

MISCELLANEOUS

7.1	Notices

Any notice, consent or other communication required or permitted under this Agreement shall be written in English and shall be deemed given when: (i) delivered personally; (ii) sent by confirmed facsimile transmission; (iii) sent by commercial courier with written verification of receipt returned to the sender; or (iv) sent by e-mail. Notice, consent, or other communications (but not service of process) may also be given by e-mail rejection or other refusal to accept or the inability to deliver because of changed address or facsimile number of which no notice was given shall be deemed to constitute receipt of the notice, consent, or communication sent.

All notices should be sent to:

To Company:	To Consultant:

Safe and Green Development Corporation	William Rogers

7.2	Withholding and Similar Taxes

All amounts to be paid to Company pursuant to this Agreement shall be in US dollars without deduction of exchange, collection, or other charges, and, specifically, without deduction of withholding or similar taxes or other government-imposed fees or taxes unless directed by court order or government decree.

7.3	Governing Law

This Agreement shall be governed in all respect by the laws of the State of New York, which shall be applied without reference to any conflict-of-laws rule under which different law might otherwise be applicable. The Parties hereby submit to the exclusive jurisdiction of the courts in New York.

7.4	Binding Effect

This Agreement shall be binding upon and insure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

7.5	Headings

Section and subsection headings are inserted for convenience of reference only and do not form a part of this Agreement.

7.6	No Agency or Partnership

Nothing contained in this Agreement shall give either party the right to bind the other or be deemed to constitute either party as agent for or partner of the other or any third party.

7.7	Relationship of the Parties

Neither Party is an employee, agent, affiliate, partner, or joint venture with or of the other Party. Neither Company nor Consultant shall have any right to enter into any contracts or commitments in the name of, or on behalf of the other or to bind the other in any respect whatsoever, except insofar as is allowed by this Agreement.

7.8	Interpretation

Each party hereto acknowledges and agrees that: a) it and/or its counsel reviewed and negotiated the terms and provisions of this Agreement and has contributed to its revision; b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and c) the terms and provisions of this Agreement shall be construed fairly as to both parties hereto and not in favor of or against either party, regardless of which party was generally responsible for the preparation of this Agreement.

7.9	Severability

If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the parties that the remainder of this Agreement shall not be affected.

7.10	Modifications

Any modifications revisions, or amendments to this Agreement must be set forth in a writing signed by authorized representatives of both parties.

7.11	No Waiver

The Parties acknowledges and agree that any failure on the part of any party to enforce at any time or for any period of time any of the provisions of this Agreement shall not be deemed or construed to be a waiver of such provisions or of the right of any party thereafter to enforce each and every provision of this Agreement.

7.12	Further Assurances; Cooperation

The Parties agree to execute and deliver further agreements, instruments and other documents as the other Party may reasonably deem necessary to effectuate the purposes and provisions of this Agreement. The Parties agree further to cooperate with each other in any manner reasonably requested by the other Party to effectuate the purposes and provisions of this Agreement.

7.13	Counterparts

This Agreement made be executed in counterparts, each of which shall be deemed an original.

7.14	Survival

The provisions of this Agreement that, by express terms of this Agreement, will not be fully performed during the term of this Agreement, shall survive the termination of this Agreement to the extent applicable.

7.15	Entire Agreement

This Agreement is the sole Agreement with respect to the subject matter hereof and, except as expressly set forth herein, supersedes all other agreements and understandings between the parties with respect to the same. The Recitals and Schedules form part of the binding obligations contained in this Agreement.

*signatures on following page*

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date by their respective officers thereunto duly authorized.

COMPANY		CONSULTANT

Safe and Green Development Corporation a Delaware corporation		William Rogers, an individual

By:	/s/ David Villarreal	By:	/s/ William Rogers

Name:	David Villarreal	Date:	10/20/2023

Title:	CEO

Date:	10/20/2023